News Release

Date:	June 10, 2024
Contact:	C. Hunter Westbrook
President and Chief Executive Officer
HomeTrust Bank
828.365.7084

Charles “Chuck” Sivley Appointed Chief Technology Officer

Asheville, N.C., June 10, 2024 – HomeTrust Bancshares, Inc. (NASDAQ: HTBI) (“Company”), the holding company for HomeTrust Bank (“Bank” or “HTB”), announced that Charles “Chuck” Sivley assumed the position of Chief Technology Officer effective today. Mr. Sivley will have primary responsibility for developing the technical direction and strategy of the Bank, ensuring the reliability, performance, and scalability of the Bank’s technology infrastructure. He will serve as a member of the Executive Operating Committee and report directly to C. Hunter Westbrook, President & Chief Executive Officer. Mr. Sivley is replacing Chief Information Officer Marty T. Caywood, who is leaving the Company and the Bank later this year after 29 years of service.
Mr. Sivley has more than 30 years of technology experience. He began his career in large organizations and has progressed through banks of various sizes and complexities. Along the way, he has demonstrated success in creating efficiencies and strengthening operations, as well as delivering on technological transformations.
“As the advancement of banking technology continues, HomeTrust will remain focused on enhancing and continuously strengthening our current operating environment while ensuring we remain competitive, efficient, and safe,” said Hunter Westbrook. “Chuck’s extensive experience in banking technology and proven track record of driving technological innovation make him an invaluable addition to our leadership team. I look forward to working with him and am confident that his expertise will enhance our ability to stay ahead in the ever-evolving tech landscape by improving technology solutions to our customers while not chasing every shiny new ball."
Mr. Sivley is a graduate of the University of Alabama at Birmingham and holds a Certificate of Digital Banking from the Graduate School of Banking at the University of Wisconsin – Madison. Prior to joining HTB, he served as Chief Information Officer at American National Bank, Highlands Union Bank, and First State Bank of the Southeast. Mr. Sivley also worked at Southern Company Services and served in the US Army Reserves.
About HomeTrust Bancshares, Inc.
HomeTrust Bancshares, Inc. is the holding company for HomeTrust Bank. As of March 31, 2024, the Company had assets of $4.7 billion. The Bank, founded in 1926, is a North Carolina state chartered, community-focused financial institution committed to providing value added relationship banking with over 30 locations as well as online/mobile channels. Locations include: North Carolina (the Asheville metropolitan area, the "Piedmont" region, Charlotte, and Raleigh/Cary), South Carolina (Greenville and Charleston), East Tennessee (Kingsport/Johnson City, Knoxville, and Morristown), Southwest Virginia (Roanoke Valley) and Georgia (Greater Atlanta).
Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, but instead are based on certain assumptions including statements with respect to the Company's beliefs, plans, objectives, goals, expectations, assumptions and statements about future economic performance and projections of financial items. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated or implied by forward-looking statements. The factors that could result in material differentiation include, but are not limited to the impact of bank failures or adverse developments involving other banks and related negative press about the banking industry in general on investor and depositor sentiment; the remaining effects of the COVID-19 pandemic on general economic and financial market conditions and on public health, both nationally and in the Company's market areas; expected revenues, cost savings, synergies and other benefits from merger and acquisition activities might not be realized to the extent anticipated, within the anticipated time frames, or at all, costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected, and goodwill impairment charges might be incurred; increased competitive pressures among financial services companies; changes in the interest rate environment; changes in general economic conditions, both nationally and in our market areas; legislative and regulatory changes; and the effects of inflation, a potential recession, and other factors described in the Company's latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other documents filed with or furnished to the Securities and Exchange Commission - which are available on the Company's website at www.htb.com and on the SEC's website at www.sec.gov. Any of the forward-looking statements that the Company makes in this press release or in the documents the Company files with or furnishes to the SEC are based upon management's beliefs and assumptions at the time they are made and may turn out to be wrong because of inaccurate assumptions, the factors described above or other factors that management cannot foresee. The Company does not undertake, and specifically disclaims any obligation, to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

www.htb.com